UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2007

Cleveland-Cliffs Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 Superior Avenue, Cleveland, Ohio		44114-2589
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Amended Form 8-K is being filed to include the PinnOak Resources aquisition disclosure under Item 1.01.

On June 14, 2007, Cleveland-Cliffs Inc entered into a definitive unit purchase agreement (the "Agreement") with PinnOak Resources, LLC, The Regent Investment Company, L.P., Questor Partners Fund II, L.P., Questor Side-by-Side Partners II, L.P., Questor Side-by-Side Partners II 3(c)1, L.P., Questor Partners Fund II AIV-1, LLC, Questor General Partner II, L.P. and PinnOak Resources Employee Equity Incentive Plan, LLC to purchase 100 percent of the units of PinnOak Resources, LLC and its subsidiary operating companies (collectively, "PinnOak") for $450 million in cash plus approximately $150 million in debt. PinnOak owns and operates two underground mines in West Virginia and a third underground mine in Alabama which together have the capacity to produce in excess of seven million tons of premium quality metallurgical coal annually.

Under the terms of the Agreement, 25 percent of the cash portion of the purchase price will be deferred until December 31, 2009. Closing is anticipated to occur within 60 days and is subject to regulatory clearance.

A copy of the press release issued by the Company on June 14, 2007 is included as Exhibit 99(a) and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99(a) Cleveland-Cliffs Inc published a press release on June 14, 2007 captioned, "Cleveland-Cliffs Announces Acquisition of PinnOak Resources, Major Metallurgical Coal Producer"

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cleveland-Cliffs Inc

June 19, 2007	By:	Traci L. Forrester

Name: Traci L. Forrester
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.(a)	Cleveland-Cliffs Inc published a press release on June 14, 2007 captioned, "Cleveland-Cliffs Announces Acquisition of PinnOak Resources,